As filed with the Securities and Exchange Commission on June 8, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CARMIKE CINEMAS, INC.

(Exact name of issuer as specified in its charter)

Delaware	58-1469127
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

SUBSIDIARY GUARANTORS LISTED ON SCHEDULE A HERETO

(Exact name of registrants as specified in their charters)

1301 First Avenue

Columbus, Georgia 31901

(706) 576-3400

(Address, Including Zip Code, and Telephone Number, Including

Area Code, of Registrants’ Principal Executive Offices)

Lee Champion

Senior Vice President, General Counsel and Secretary

Carmike Cinemas, Inc.

1301 First Avenue

Columbus, Georgia 31901

(706) 576-3400

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrants’ Agent For Service)

With Copies to:

Alan J. Prince

King & Spalding LLP

1180 Peachtree Street, N.E.

Atlanta, Georgia 30309

(404) 572-4600

Approximate date of commencement of proposed sale to the public: From time to time or at one time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☒

Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee (1)(2)
Common Stock, par value $0.03 per share
Debt Securities
Depositary Shares
Guarantees of Debt Securities(3)
Preferred Stock, par value $1.00 per share
Warrants
Total	$175,000,000	$175,000,000	$12,478

(1)	An indeterminate aggregate amount of each identified class of securities to be offered at indeterminate prices is being registered pursuant to this registration statement as shall have an aggregate initial offering price not to exceed $175,000,000. Separate consideration may or may not be received for securities that are issuable upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $175,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The proposed maximum offering price per unit will be determined from time to time by the registrant in connection with, and at the time of, the issuance of the securities. The securities registered include such indeterminate amount and number of shares of common stock or other securities as may be issued upon exercise of warrants or pursuant to the anti-dilution provisions of any such securities. The securities registered also include such indeterminate amount and number of shares of common stock and debt securities as may be issued upon conversion of or exchange for debt securities that provide for conversion or exchange or pursuant to the anti-dilution provisions of any such securities.
(2)	Calculated pursuant to Rule 457(o).
(3)	No separate consideration will be received for the guarantees. See the immediately following page for a list of registrant guarantors. No separate fee is required, pursuant to Rule 457(n).

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

SCHEDULE A

Table of Additional Registrants

Exact name of registrant as specified in its charter	State or other jurisdiction of incorporation or organization	IRS Employer Identification No.
Eastwynn Theatres, Inc.	Alabama	58-2184195
George G. Kerasotes Corporation	Delaware	37-1038023
GKC Indiana Theatres, Inc.	Indiana	35-1036995
GKC Michigan Theatres, Inc.	Delaware	37-1166849
GKC Theatres, Inc.	Delaware	37-0684570
Military Services, Inc.	Delaware	58-2222037

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion. Dated June 8, 2010.

$175,000,000

Carmike Cinemas, Inc.

Common Stock

Debt Securities

Depositary Shares

Preferred Stock

Warrants

Eastwynn Theatres, Inc.

George G. Kerasotes Corporation

GKC Indiana Theatres, Inc.

GKC Michigan Theatres, Inc.

GKC Theatres, Inc.

Military Services, Inc.

Guarantees of Debt Securities

We may offer and sell the securities listed above from time to time in one or more offerings. We will provide specific terms of any offering in supplements to this prospectus. The debt securities, depositary shares, preferred stock and warrants may be convertible into or exercisable or exchangeable for our common stock or our preferred stock. The securities may be offered separately or together in any combination and as separate series. You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in any of our securities. The debt securities may be fully and unconditionally guaranteed by certain subsidiaries of Carmike Cinemas, Inc.

Carmike Cinemas, Inc.’s common stock is traded on the Nasdaq Global Market under the trading symbol “CKEC.”

Investing in our securities involves risks. See “Risk Factors” on page 1 of this prospectus.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

We may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of securities also will be set forth in the applicable prospectus supplement.

The date of this prospectus is              , 2010.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we have filed with the Securities and Exchange Commission (the “SEC”). By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”

This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that contains specific information about the terms of those securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described below under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. No person has been authorized to give any information or make any representations other than the information and those representations contained or incorporated by reference in this prospectus. You should not assume that the information provided by this prospectus or the documents incorporated by reference herein is accurate as of any date other than the date of this prospectus or the incorporated documents, regardless of the date you receive them.

We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or a prospectus supplement is accurate as of any date other than the date on the front of the document.

Unless the context otherwise requires, references in this prospectus to “Carmike,” “we,” “us” and “our” refer to Carmike Cinemas, Inc.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our common stock, par value $0.03 per share, is listed and traded on the Nasdaq Global Market. Information about us, including our SEC filings, is also available at our Internet site at http://www.carmike.com. However, the information on our Internet site is not a part of this prospectus or any accompanying prospectus supplement.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus the information in other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus and any prospectus supplement and information that we file subsequently with the SEC will automatically update this prospectus and any prospectus supplement. We incorporate by reference in this prospectus the documents listed below and any future filings we make with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) after the date of this prospectus and prior to the time that we sell all the securities offered by this prospectus and any prospectus supplement; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules:

•

annual report on Form 10-K for the year ended December 31, 2009, including information specifically incorporated by reference into our Form 10-K from our proxy statement for our annual meeting of stockholders held on May 17, 2010;

•	quarterly report on Form 10-Q for the quarter ended March 31, 2010;

•	current reports on Form 8-K filed January 20, 2010, January 27, 2010, March 9, 2010, May 20, 2010 and June 8, 2010; and

•	the description of our common stock contained in an amendment to Form 8-A filed with the SEC on January 31, 2002, including any amendment or report filed for the purpose of updating such description.

You may obtain a copy of any or all of the documents referred to above at no cost to you by writing or telephoning us at the following address:

Carmike Cinemas, Inc.

1301 First Avenue

Columbus, Georgia 31901

Attention: Corporate Secretary

(706) 576-3400

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This prospectus contains statements that are considered forward-looking statements within the meaning of the Securities Act of 1933, as amended (the “Securities Act”) and the Exchange Act. In addition, we, or our executive officers on our behalf, may from time to time make forward-looking statements in reports and other documents we file with the SEC. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as “plan,” “estimate,” “expect,” “project,” “anticipate,” “intend,” “believe” and other words and terms of similar meaning in connection with discussion of future operating or financial performance.

These statements are based on the current expectations, estimates or projections of management and do not guarantee future performance. Actual outcomes and results may differ materially from what is expressed or forecasted in these forward-looking statements. As a result, these statements speak only as of the date they were made and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Our actual results and future trends may differ materially depending on a variety of factors, including:

•	general economic conditions in our regional and national markets;

•	our ability to comply with covenants contained in our senior credit agreement;

•	our ability to operate at expected levels of cash flow;

•	financial market conditions including, but not limited to, changes in interest rates and the availability and cost of capital;

•	our ability to meet our contractual obligations, including all outstanding financing commitments;

•	the availability of suitable motion pictures for exhibition in our markets;

•	competition in our markets;

•	competition with other forms of entertainment;

•	the effect of leverage on our financial condition;

•	prices and availability of operating supplies;

•	the impact of continued cost control procedures on operating results;

•	the impact of asset impairments;

•	the impact of terrorist acts;

•	changes in tax laws, regulations and rates;

•	financial, legal, tax, regulatory, legislative or accounting changes or actions that may affect the overall performance of our business; and

•	the other risk factors listed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and from time to time in our filings with the SEC.

Additional information concerning the risks and uncertainties listed above and other factors that you may wish to consider with respect to any investment in our securities is contained elsewhere in our filings with the SEC.

OUR COMPANY

We are one of the largest motion picture exhibitors in the United States and as of March 31, 2010 we owned, operated or had an interest in 242 theatres with 2,268 screens located in 35 states. We target small to mid-size non-urban markets with the belief that they provide a number of operating benefits, including lower operating costs and fewer alternative forms of entertainment.

As of March 31, 2010, we had 224 theatres (93% of our theatres) with 2,131 screens (94% of our screens) on a digital-based platform, including 193 theatres (80% of our theatres) with 507 screens (22% of our screens) equipped for 3-D. We believe our leading-edge technologies allow us not only greater flexibility in showing feature films, but also provide us with the capability to explore revenue-enhancing alternative content programming. Digital film content can be easily moved to and from auditoriums in our theatres to maximize attendance. The superior quality of digital cinema and our 3-D capability provides a competitive advantage to us in many markets where we compete for film and patrons.

Our offices are located at 1301 First Avenue, Columbus, Georgia 31901 and our telephone number is (706) 576-3400.

We own or have rights to trademarks or trade-names that are used in conjunction with the operations of our theatres. We own Carmike Cinemas® and Hollywood Connection®, the Carmike C® and its film strip design, and Wynnsong Cinemas® trademarks. In addition, our logo is our trademark. Coca-Cola®, Pepsi-Cola®, Christie®, RealD® and Texas Instruments “DLP”® are registered trademarks used (or incorporated by reference) in this prospectus and are owned by and belong to each of those companies, respectively.

RISK FACTORS

You should carefully consider the specific risks set forth under the caption “Risk Factors” in the applicable prospectus supplement and in our annual report on Form 10-K for the year ended December 31, 2009 filed with the SEC, as well as any amendments thereto reflected in subsequent filings with the SEC, and in any of our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, incorporated by reference herein, before making an investment decision. For more information, see “Information Incorporated By Reference” above.

Any prospectus supplement relating to debt securities will contain risk factors related to such debt securities, including, but not limited to, our ability to repay our indebtedness, the priority of such debt securities, our ability to modify our rights and obligations under the applicable indenture, our ability to defer interest payments on such debt securities or our ability to redeem such debt securities prior to maturity.

RATIO OF EARNINGS TO FIXED CHARGES

The following table presents the ratio of earnings to fixed charges of our company, which includes our subsidiaries, on a consolidated basis. Carmike had no preferred stock outstanding for any period presented, and accordingly its ratio of earnings to combined fixed charges and preferred stock dividends is the same as its ratio of earnings to fixed charges. For purposes of computing the ratio of earnings to fixed charges, earning were calculated by adding (1) pre-tax earnings from continuing operations before adjustment for income or loss from equity investees; (2) fixed charges; (3) amortization of capitalized interest; and (4) distributed income of equity investees and by subtracting capital interest. Fixed charges consist of the sum of (1) interest expense on long-term and short-term debt, including amortization of deferred debt cost; (2) capitalized interest; and (3) one-third of rental expense, which represents an estimate of rents representative of interest. Earnings were insufficient to cover fixed charges by $5.0 million, $10.6 million, $40.9 million, $69.4 million, $29.0 million and $1.6 million for the three months ended March 31, 2010 and the years ended December 31, 2009, 2008, 2007, 2006 and 2005, respectively.

	Three Months Ended March 31,		Year Ended December 31,
	2010		2009		2008		2007	2006		2005
Ratio of earnings to fixed charges	0.63	x	0.79	x	0.30	x	–	0.53	x	0.97	x

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, the net proceeds from the sale of the securities to which this prospectus relates will be used for general corporate purposes. General corporate purposes may include repayment of debt, acquisitions, capital expenditures and additions to working capital. Net proceeds may be temporarily invested prior to use.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock and the material provisions of our certificate of incorporation and our by-laws is only a summary. You should refer to the complete terms of our capital stock contained in our amended and restated certificate of incorporation, as amended, and our amended and restated by-laws, which have been filed as exhibits to the registration statement of which this prospectus is a part.

Our authorized capital stock consists of:

•	35,000,000 shares of common stock, par value $0.03 per share; and

•	1,000,000 shares of preferred stock, par value $1.00 per share.

We are currently authorized to issue up to 35,000,000 shares of common stock and 1,000,000 shares of preferred stock. As of April 20, 2010, we had 12,909,463 shares of common stock and no shares of preferred stock outstanding.

Common Stock

Each share of common stock entitles the holder to one vote on all matters on which holders are permitted to vote. Subject to preferences that may be applicable to any outstanding preferred stock and rights that may be applicable to any preferred stockholders if we issue preferred stock in the future, the holders of our common stock are entitled to receive dividends and other distributions in cash, stock or property when, as and if declared by the board of directors out of funds legally available for that purpose. Upon liquidation, subject to preferences that may be applicable to any outstanding preferred stock and rights that may be applicable to the holders thereof, the holders of common stock are entitled to a pro rata share in any distribution to our stockholders. The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and nonassessable.

Preferred Stock

Our certificate of incorporation authorizes our board of directors to issue up to 1,000,000 shares of preferred stock in one or more series without stockholder approval. Our board of directors is authorized, without further stockholder approval, to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof, including the number of shares constituting any series and the distinctive designation of that series, whether the series shall have dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, whether the series shall have a sinking fund for the redemption or repurchase of the shares of that series. Our issuance of preferred stock in the future could decrease the amount of earnings and assets available for distribution to the holders of common stock or could adversely affect the rights and powers, including voting rights, of the holders of common stock.

The prospectus supplement will describe the terms of any preferred stock being offered, including:

•	the specific designation, number of shares, seniority and purchase price;

•	any liquidation preference per share;

•	any date of maturity;

•	any redemption, repayment or sinking fund provisions;

•	any dividend rate or rates and the dates on which any such dividends will be payable (or the method by which such rates or dates will be determined);

•	any voting rights;

•	if other than the currency of the United States, the currency or currencies including composite currencies in which such preferred stock is denominated and/or in which payments will or may be payable;

•	the method by which amounts in respect of such preferred stock may be calculated and any commodities, currencies or indices, or value, rate or price, relevant to such calculation;

•

whether such preferred stock is convertible or exchangeable and, if so, the securities or rights into which such preferred stock is convertible or exchangeable, and the terms and conditions upon which such conversions or exchanges will be effected including conversion or exchange prices or rates, the conversion or exchange period and any other related provisions;

•	the place or places where dividends and other payments on the preferred stock will be payable; and

•	any additional voting, dividend, liquidation, redemption and other rights, preferences, privileges, limitations and restrictions.

All shares of preferred stock offered hereby, or issuable upon conversion, exchange or exercise of securities, will, when issued, be fully paid and non-assessable. Any shares of preferred stock that are issued would have priority over the common stock with respect to dividend or liquidation rights or both.

Indemnification of Directors and Officers

Our certificate of incorporation and our by-laws provide a right to indemnification to the fullest extent permitted by law to any person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of Carmike), by reason of the fact that he or she is or was a director, officer, employee or agent of ours or is or was a director or officer of ours serving at our request as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, and that such person will be indemnified and held harmless by us to the fullest extent authorized by, and subject to the conditions and procedures set forth in the Delaware General Corporation Law (the “DGCL”), against all expenses, liabilities and losses (including attorneys’ fees) reasonably incurred or suffered by such person in connection with such action, suit or proceeding. Our by-laws also provide for the advancement of expenses to an indemnified party. Additionally, we may indemnify any employee or agent of ours to the fullest extent permitted by law. Our by-laws authorize us to take steps to ensure that all persons entitled to the indemnification are properly indemnified, including, if the board of directors so determines, purchasing and maintaining insurance.

Limitations on Liability

Our certificate of incorporation provides that none of the directors shall be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	the payment of unlawful dividends and certain other actions prohibited by the DGCL; and

•	any transaction from which the director derived any improper personal benefit.

The effect of this provision of our certificate of incorporation is to eliminate our rights and the rights of our stockholders to recover monetary damages against a director for breach of the director’s fiduciary duty of care, including breaches resulting from negligent or grossly negligent behavior, except in the situations described above. This provision does not limit or eliminate our rights or the rights of any stockholder to seek non-monetary relief, such as an injunction or rescission in the event of a breach of a director’s duty of care.

Additional Certificate of Incorporation and By-Law Provisions

General

Our certificate of incorporation and by-laws contain the following additional provisions, some of which are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by our board of directors. In addition, some provisions of the DGCL, if applicable to us, may hinder or delay an attempted takeover without prior approval of our board of directors. These provisions could discourage attempts to acquire us or remove incumbent management even if some or a majority of our stockholders believe this action is in their best interest. These provisions could, therefore, prevent stockholders from receiving a premium over the market price for the shares of common stock they hold.

Board of Directors

Our by-laws provide that the stockholders or board of directors may fix the number of directors who shall constitute the full board of directors, but the full board of directors shall consist of not less than six and no more than twelve directors.

Filling of Board Vacancies; Removal

Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by the affirmative vote of a majority of our directors then in office provided that a quorum is present. Each director will hold office until his or her successor is elected and qualified, or until the director’s earlier death, resignation, retirement or removal from office. Any director may resign at any time upon written notice to us. Any director may be removed, with or without cause, by the vote of the holders of at least a majority of the shares of capital stock then entitled to vote at an election of directors.

Stockholder Action by Written Consent

Pursuant to the DGCL and our by-laws, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing setting forth the actions so taken, shall be signed by the holders of the outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of corporate action without a meeting by less than unanimous consent shall be given to those stockholders who have not consented in writing. In addition, stockholders seeking to act by written consent must first request that the board of directors establish a record date for determining the stockholders entitled to consent.

Call of Special Meetings

Our by-laws provide that special meetings of the stockholders may be called by either the Chairman, if there is one, the President, or the Secretary, and shall be called by any such officer at the request in writing of a majority of our board of directors or at the request in writing of stockholders owning at least 66 2/3% of our capital stock then issued and outstanding and entitled to vote. In addition, stockholder requests for the call of special meetings must state the purpose or purposes of the special meeting and that business transacted at a special meeting shall be limited to the purposes stated in the notice of the special meeting.

Advance Notice for Stockholder Proposals or Nominations at Meetings

In accordance with our by-laws, stockholders may, (i) nominate persons for election to our board of directors or bring other business before an annual meeting of stockholders and (ii) nominate persons for election to our board of directors at a special meeting of stockholders, only by delivering prior written notice to us and complying with certain other requirements. With respect to any annual meeting of stockholders, such notice must generally be received by our Corporate Secretary no later than the 90th day nor earlier than the 120th day prior to the first anniversary of the preceding year’s annual meeting. With respect to any special meeting of stockholders, such notice must generally be received by our Corporate Secretary no earlier than the 120th day prior to such special meeting and not later than the close of business on the later of (i) the 90th day prior to such special meeting or (ii) the 10th day following the day on which the date of the special meeting and the names of the nominees proposed to be elected at such meeting is publicly announced or disclosed. Any notice provided by a stockholder under these provisions must include the information specified in our by-laws.

Delaware “Business Combination” Statute

We are subject to the provisions of section 203 of the DGCL regulating corporate takeovers. This section prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with (i) a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”); (ii) an affiliate of an interested stockholder; or (iii) an associate of an interested stockholder, for three years following the date that the stockholder became an “interested stockholder.” A “business combination” includes a merger or sale of 10% or more of our assets. However, the above provisions of section 203 do not apply if (i) our board approves the transaction that made the stockholder an “interested stockholder,” prior to the date of that transaction; (ii) after the completion of the transaction that resulted in the stockholder becoming an “interested stockholder,” that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding shares owned by our officers and directors; or (iii) on or subsequent to the date of the transaction, the business combination is approved by our board and authorized at a meeting of our stockholders by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the “interested stockholder.” This statute could prohibit or delay mergers or other change in control attempts, and thus may discourage attempts to acquire us.

Amendments to our Certificate of Incorporation and By-Laws

Except where our board of directors is permitted by law or by our certificate of incorporation to act without any action by our stockholders, subject to any voting rights granted to our preferred stock, provisions of our certificate of incorporation may not be adopted, repealed, altered or amended, in whole or in part, without the approval of at least 66  2/3% of the combined voting power of then outstanding shares of our capital stock entitled to vote, voting as a single class. Our certificate of incorporation permits our board of directors to adopt, amend and repeal our by-laws.

Transfer Agent and Registrar

The transfer agent and registrar with respect to the common stock is Registrar and Transfer Company. The transfer agent and registrar for each series of preferred stock will be described in the applicable prospectus supplement.

Nasdaq Global Market

Our common stock is traded on the Nasdaq Global Market under the trading symbol “CKEC.”

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

Debt securities issuable hereunder may be senior debt securities or subordinated debt securities and will have the general terms described herein, subject to the more specific terms set forth in any related prospectus supplement, in each case, as described more fully herein.

The debt securities will be issued under an indenture between us, any guarantors listed in the applicable prospectus supplement and the trustee, who will be named in the applicable prospectus supplement. The indenture will be subject to the Trust Indenture Act of 1939, as amended. As used in this prospectus, debt securities means any debentures, notes, bonds and other evidences of indebtedness that we may issue and the trustee authenticates and delivers under the indenture.

We have summarized in this section the selected terms and provisions of the indenture to which any prospectus supplement may relate. This summary is not complete. A form of indenture has been filed as an exhibit to the registration statement of which this prospectus is a part and is incorporated into this section by reference. You should read the indenture for additional information before you buy any debt securities. If any particular terms of the debt securities described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by those contained in that prospectus supplement.

General

The debt securities will be direct obligations of Carmike. The indenture will not limit the amount of debt securities that we may issue and will permit us to issue debt securities from time to time. The indenture provides that debt securities issuable thereunder may be issued up to the aggregate principal amount which may be authorized by us from time to time. Debt securities issued under the indenture will be issued as part of a series that has been established by us pursuant to the indenture.

A prospectus supplement relating to each series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title of the debt securities;

•	any limit on the total principal amount of the debt securities;

•	the price at which the debt securities will be issued;

•	the date or dates on which the principal of the debt securities will be payable;

•	the interest rate on the debt securities, if any;

•	the date from which interest will accrue;

•	the record and interest payment dates for the debt securities;

•	whether the debt securities will be guaranteed by some or all of Carmike’s subsidiaries;

•	whether the securities will be secured or unsecured;

•	the location (other than New York City, Manhattan) of the paying agent;

•	any optional redemption provisions that would permit us or the holders of debt securities to elect redemption of the debt securities prior to their final maturity;

•	any sinking fund provisions that would obligate us to redeem the debt securities prior to their final maturity;

•	if other than denominations of $2,000 and any integral multiples of $1,000, the denominations in which any of our debt securities are issuable;

•	if other than the trustee, the identity of each security register and/or paying agent;

•	the currency or currencies in which the debt securities will be denominated and payable, if other than U.S. dollars;

•	any provisions that would permit us or the holders of the debt securities to elect the currency or currencies in which the debt securities are paid;

•	whether the provisions described under the heading “Defeasance” below apply to the debt securities;

•	any modifications or additions to the events of default;

•	any modifications or additions to the covenants;

•

whether the debt securities will be issued in certificated form or book-entry form and whether the debt securities will be issued in whole or in part in the form of global securities and, if so, the depositary for those global securities;

•	the form of the securities;

•	whether the debt securities will be senior or subordinated debt securities;

•	the terms of any right to convert or exchange the debt securities into any other securities or property; and

•	any other terms of the debt securities.

As described in each prospectus supplement relating to any particular series of debt securities offered thereby, the indenture may contain covenants limiting:

•	the entry into certain sale leaseback transactions;

•	the incurrence of debt by us;

•	the incurrence of debt by our subsidiaries;

•	the making of certain payments by us and our subsidiaries;

•	subsidiary mergers;

•	the business activities of us and our subsidiaries;

•	the issuance of preferred stock of subsidiaries;

•	asset dispositions;

•	transactions with affiliates;

•	the granting of liens; and

•	mergers and consolidations involving Carmike.

The indenture may also include any such other covenants as set forth in the applicable prospectus supplement.

Trustee

There may be more than one trustee under the indenture, each with respect to one or more series of debt securities. Any trustee under the indenture may resign or be removed with respect to one or more series of debt securities, and a successor trustee may be appointed to act with respect to such series. In the event that two or more persons are acting as trustee with respect to different series of debt securities, each trustee shall be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee. Except as otherwise indicated, any action described herein to be taken by a trustee may be taken by each trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the indenture.

Payment; Transfer

We will designate a place of payment where you can receive payment of the principal of and any premium and interest on the debt securities or where you can transfer the debt securities. Even though we will designate a place of payment, we may elect to pay any interest on the debt securities by mailing a check to the person listed as the owner of the debt securities in the security register or by wire transfer to an account designated by that person in writing not less than ten days before the date of the interest payment. There will be no service charge for any registration of transfer or exchange of the debt securities, but we may require you to pay any tax or other governmental charge payable in connection with a transfer or exchange of the debt securities.

Denominations

Unless the prospectus supplement states otherwise, the debt securities will be issued only in registered form, without coupons, in denominations of $2,000 each or multiples of $1,000.

Senior Debt Securities

The payment of principal, premium, if any, and interest on any senior debt securities will, to the extent and in the manner set forth in the applicable prospectus supplement, rank equally with all unsecured and unsubordinated debt.

Subordination

The payment of principal, premium, if any, and interest on any subordinated debt securities may, to the extent and in the manner set forth in the applicable prospectus supplement, be subordinated in right of payment to the prior payment in full, in cash equivalents, of all senior debt, as defined therein. Upon any payment by us or distribution of assets of ours of any kind or character, whether in cash, property or securities, to creditors upon any liquidation, dissolution, winding up, receivership, reorganization, assignment for the benefit of creditors, marshaling of assets and liabilities or any bankruptcy, insolvency or similar proceedings of ours, any holders of any of our senior indebtedness outstanding at the time will be entitled to receive payment in full of all amounts due or to become due on or in respect of all senior indebtedness, or provision will be made for such payment in cash, before the holders of our subordinated debt securities will be entitled to receive or retain any payment on account of principal of, or any premium or interest on, our subordinated debt securities as described in the applicable prospectus supplement.

Original Issue Discount

Debt securities may be issued under the indenture as original issue discount securities and sold at a substantial discount below their stated principal amount. If a debt security is an “original issue discount security,” that means that an amount less than the principal amount of the debt security will be due and payable upon a declaration of acceleration of the maturity of the debt security pursuant to the indenture. The applicable prospectus supplement will describe the federal income tax consequences and other special factors which should be considered prior to purchasing any original issue discount securities.

Consolidation, Merger or Sale

The indenture generally will permit a consolidation or merger between us and another entity. It will also permit the sale or transfer by us of all or substantially all of our property and assets and the purchase by us of all or substantially all of the property and assets of another entity. These transactions will be permitted if:

•

we are the continuing entity or, if not, the resulting or acquiring entity assumes all of our responsibilities and liabilities under the indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the indenture; and

•	immediately after the transaction, no event of default (as defined in the indenture) exists.

If we consolidate or merge with or into any other company or sell all or substantially all of our assets according to the terms and conditions of the indenture, the resulting or acquiring company may be substituted for us in the indenture with the same effect as if it had been an original party to the indenture. As a result, such successor company may be able to exercise our rights and powers under the indenture, in our name or in its own name and we may be released from all of our liabilities and obligations under the indenture and under the debt securities.

Modification and Waiver

Under the indenture, some of our rights and obligations and some of the rights of holders of the debt securities may be modified or amended with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series of debt securities affected by the modification or amendment. The following modifications and amendments will not be effective against any holder without its consent:

•	reduce the amount of debt securities of such series whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or change the time for payment of interest, including defaulted interest;

•	reduce the principal of or change the fixed maturity of any debt security or alter the provisions with respect to redemptions or mandatory offers to repurchase debt securities;

•

make any change that adversely affects any right of a holder to convert or exchange any debt security into or for shares of our common stock or other securities, cash or other property in accordance with the terms of such security;

•	modify the ranking or priority of the debt securities or any guarantee;

•	release any guarantor from any of its obligations under its guarantee or the indenture except in accordance with the indenture;

•

make any change to any provision of the indenture relating to the waiver of existing defaults, the rights of holders to receive payment of principal and interest on the debt securities, or to the provisions regarding amending or supplementing the indenture or the debt securities of a particular series with the written consent of the holders of such series;

•	waive a continuing default or event of default in the payment of principal of or interest on the debt securities; or

•	make any debt security payable at a place or in money other than that stated in the debt security, or impair the right of any holder of a debt security to bring suit as permitted by the indenture.

We and the trustee will be able to modify and amend the indenture without the consent of any holder of debt securities for any of the following purposes:

•	cure any ambiguity, omission, defect or inconsistency;

•

comply with the provisions of the indenture regarding the consolidation, merger, sale, lease, conveyance or other disposition of all or substantially all of the assets of us or any guarantor of the debt securities;

•

provide that specific provisions of the indenture shall not apply to a series of debt securities not previously issued or to make a change to specific provisions of the indenture that only applies to any series of debt securities not previously issued or to additional debt securities of a series not previously issued;

•	create a series and establish its terms;

•	provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	delete a guarantor subsidiary that, in accordance with the terms of the indenture, ceases to be liable on its guarantee of debt securities;

•	add a guarantor subsidiary in respect of any series of debt securities;

•	comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act; or

•	make any change that does not adversely affect the rights of any holder.

Under the indenture, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will be able to, on behalf of all holders of that series:

•	waive our compliance with certain restrictive covenants of the indenture; and

•	waive any past default under the indenture, except:

•	a default in the payment of the principal of or any premium or interest on any debt securities of that series; or

•	a default under any provision of the indenture which itself cannot be modified or amended without the consent of the holders of each outstanding debt security of that series.

Guarantees

The debt securities may be guaranteed by some or all of our subsidiaries as set forth in the applicable prospectus supplement. In addition, we may cause the guarantee of any subsidiary guarantor to be released under certain circumstances as provided in the indenture. Each of the subsidiary guarantors will fully and unconditionally guarantee, jointly and severally, the due and punctual payment of principal of and any premium and interest on the debt securities, and the due and punctual payment of any sinking fund payments, when the same shall become due and payable, whether at maturity, by declaration of acceleration, by call for redemption, or otherwise.

Each subsidiary guarantor will be limited to an amount not to exceed the maximum amount that can be guaranteed by the applicable subsidiary guarantor without rendering the subsidiary guarantee, as it relates to such subsidiary guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws.

Events of Default

Unless the applicable prospectus supplement states otherwise, “event of default,” when used in the indenture with respect to any series of debt securities, may include any of the following:

•	failure to pay interest on any debt security of that series for 30 days after the payment is due;

•	failure to pay the principal of or any premium on any debt security of that series when due;

•

failure to perform any other covenant in the indenture that applies to any debt securities of that series for 60 days after we have received written notice by registered or certified mail of the failure to perform in the manner specified in the indenture;

•	certain events of bankruptcy, insolvency or reorganization; or

•	any other event of default that may be specified for the debt securities of that series when that series is created.

If an event of default for any series of debt securities occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series will be able to declare the entire principal of all the debt securities of that series to be due and payable immediately. If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series can, subject to certain conditions, rescind the declaration.

The prospectus supplement relating to each series of debt securities which are original issue discount securities will describe the particular provisions that relate to the acceleration of maturity of a portion of the principal amount of such series when an event of default occurs and continues.

An event of default for a particular series of debt securities will not necessarily constitute an event of default for any other series of debt securities issued under the indenture. The indenture will require us to certify to the trustee each year that defaults do not exist under the terms of the indenture. The trustee will withhold notice to the holders of debt securities of any default, except defaults in the payment of principal, premium, interest or any sinking fund installment, if it considers such withholding of notice to be in the best interests of the holders.

Other than its duties in the case of a default, a trustee will not be obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable indemnification. If reasonable indemnification is provided, then, subject to certain other rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will be able to, with respect to the debt securities of that series, direct the time, method and place of:

•	any proceeding for any remedy available to the trustee; or

•	any trust or power conferred upon the trustee.

The holder of a debt security of any series will have the right to begin any proceeding with respect to the indenture or for any remedy only if:

•	the holder has previously given the trustee written notice of a continuing event of default with respect to that series;

•

the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request of, and offered reasonable indemnification to, the trustee to begin such proceeding;

•	the trustee has not started such proceeding within 60 days after receiving the request; and

•

the trustee has not received directions inconsistent with such request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series during those 60 days.

However, the holder of any debt security will have an absolute right to receive payment of principal of and any premium and interest on the debt security when due and to institute suit to enforce such payment.

Defeasance

Defeasance and Discharge. At the time that we establish a series of debt securities under the indenture, we will be able to provide that the debt securities of that series will be subject to the defeasance and discharge provisions of the indenture. If we so provide, we will be discharged from our obligations on the debt securities of that series if we deposit with the trustee, in trust, sufficient money or government obligations to pay the principal, interest, any premium and any other sums due on the debt securities of that series on the dates such payments are due under the indenture and the terms of the debt securities. As used above, “government obligations” will mean:

•	securities of the same government which issued the currency in which the series of debt securities are denominated and in which interest is payable; or

•	securities of government agencies backed by the full faith and credit of such government.

In the event that we deposit funds in trust and discharge our obligations under a series of debt securities as described above, then:

•

the indenture will no longer apply to the debt securities of that series, except for certain obligations to compensate, reimburse and indemnify the trustee, to register the transfer and exchange of debt securities, to replace lost, stolen or mutilated debt securities and to maintain paying agencies and the trust funds; and

•	holders of debt securities of that series will only look to the trust for payment of principal, any premium and interest on the debt securities of that series.

Defeasance of Certain Covenants and Certain Events of Default. At the time that we establish a series of debt securities under the indenture, we will be able to provide that the debt securities of that series are subject to the covenant defeasance provisions of the indenture. If we so provide and make the deposit described under the heading “—Defeasance and Discharge” above, we will not have to comply with certain restrictive covenants and events of default contained in the indenture.

In the event of a defeasance, our obligations under the indenture and the debt securities, other than with respect to the covenants and the events of default specifically referred to above, will remain in effect.

If we exercise our option not to comply with the covenants listed above and the debt securities of such series become immediately due and payable because an event of default has occurred, other than as a result of an event of default specifically referred to above, the amount of money and/or government obligations on deposit with the trustee will be sufficient to pay the principal, interest, any premium and any other sums, due on the debt securities of such series on the date such payments are due under the indenture and the terms of the debt securities, but may not be sufficient to pay amounts due at the time of acceleration. However, we would remain liable for the balance of the payments.

Condition. Such a trust will only be permitted to be established if, among other things, we have delivered to the trustee an opinion of counsel (as specified in the indenture) to the effect that the holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the indenture.

DESCRIPTION OF DEPOSITARY SHARES

General

This section describes the general terms and provisions of the depositary shares. The prospectus supplement will describe the specific terms of the depositary shares offered through that prospectus supplement and any general terms outlined in this section that will not apply to those depositary shares.

We may issue fractional interests in shares of preferred stock in the form of depositary shares. Each depositary share will represent a fractional ownership interest in one share of preferred stock, and will be evidenced by a depositary receipt. The shares of preferred stock represented by depositary shares will be deposited under a deposit agreement among us, a depositary, which will be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million, and the holders from time to time of the depositary receipts evidencing the depositary shares. We will name the depositary in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each holder of a depositary share will be entitled, through the depositary, in proportion to the applicable fraction of a share of preferred stock represented by that depositary share, to all the rights and preferences of the shares of preferred stock represented thereby (including dividend, voting, redemption and liquidation rights).

Immediately following the issuance of the shares of preferred stock, we will deposit the shares of preferred stock with the depositary.

We have summarized selected terms and provisions of the deposit agreement, the depositary shares and the depositary receipts in this section. The summary is not complete. We will file the form of deposit agreement, including the form of depositary receipt, as an exhibit to a Current Report on Form 8-K before we issue the depositary shares. You should read the forms of deposit agreement and depositary receipt relating to a series of preferred stock for additional information before you buy any depositary shares that represent preferred stock of such series.

Dividends and Other Distributions

The depositary will distribute any cash dividends or other cash distributions received in respect of the deposited shares of preferred stock to the record holders of depositary shares relating to the underlying shares of preferred stock in proportion to the number of depositary shares held by the holders. The depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled to those distributions, unless it determines that the distribution cannot be made proportionally among those holders or that it is not feasible to make a distribution. In that event, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of the depositary shares in proportion to the number of depositary shares they hold.

Record dates for the payment of dividends and other matters relating to the depositary shares will be the same as the corresponding record dates for the shares of preferred stock.

The amounts distributed to holders of depositary shares will be reduced by any amounts required to be withheld by the depositary or by us on account of taxes or other governmental charges.

Redemption of Depositary Shares

If the series of preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption of the shares of preferred stock held by the depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the shares of preferred stock. Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the shares of preferred stock so redeemed.

In case of any redemption of less than all of the outstanding depositary shares, the depositary shares to be redeemed may be selected by the depositary pro rata or in any other manner determined by the depositary to be equitable. In any such case, we may redeem depositary shares only in certain increments.

After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding, and all rights of the holders of those shares will cease, except the right to receive the amount payable and any other property to which the holders were entitled upon the redemption. To receive this amount or other property, the holders must surrender the depositary receipts evidencing their depositary shares to the depositary. Any funds that we deposit with the depositary for any depositary shares that the holders fail to redeem will be returned to us after a period of two years from the date we deposit the funds.

Conversion

If any series of preferred stock underlying the depositary shares is subject to conversion, the applicable prospectus supplement will describe the rights or obligations of each record holder of depositary receipts to convert the depositary shares.

Withdrawal of Preferred Stock

Unless the related depositary shares have previously been called for redemption, any holder of depositary shares may receive the number of whole shares of preferred stock and any money or other property represented by those depositary receipts after surrendering the depositary receipts at the corporate trust office of the depositary, paying any taxes, charges and fees provided for in the deposit agreement and complying with any other requirement of the deposit agreement. Holders of depositary shares making these withdrawals will be entitled to receive whole shares of preferred stock, but holders of whole shares of preferred stock will not be entitled to deposit those shares of preferred stock under the deposit agreement or to receive depositary receipts for those shares of preferred stock after withdrawal. If the depositary shares surrendered by the holder in connection with withdrawal exceed the number of depositary shares that represent the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to that holder at the same time a new depositary receipt evidencing the excess number of depositary shares.

Voting the Shares of Preferred Stock

When the depositary receives notice of any meeting at which the holders of the shares of preferred stock are entitled to vote, the depositary will mail the information contained in the notice to the record holders of the depositary shares relating to the shares of preferred stock. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the shares of preferred stock, may instruct the depositary to vote the amount of the shares of preferred stock represented by the holder’s depositary shares. To the extent possible, the depositary will vote the amount of the shares of preferred stock represented by depositary shares in accordance with the instructions it receives. We will agree to take all reasonable actions that the depositary determines are necessary to enable the depositary to vote as instructed. If the depositary does not receive specific instructions from the holders of any depositary shares representing the shares of preferred stock, it will vote all depositary shares of that series held by it proportionately with instructions received.

Liquidation Preference

In the event of the liquidation, dissolution or winding up of us, whether voluntary or involuntary, the applicable prospectus supplement will set forth the fraction of the liquidation preference accorded each share of preferred stock represented by the depositary share evidenced by a depositary receipt.

Amendment and Termination of the Deposit Agreement

We may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time and from time to time by agreement with the depositary. However, any amendment that imposes additional charges or materially and adversely alters any substantial existing right of the holders of depositary shares will not be effective unless the holders of at least a majority of the affected depositary shares then outstanding approve the amendment. We will make no amendment that impairs the right of any holder of depositary shares, as described above under “—Withdrawal of Preferred Stock,” to receive shares of preferred stock and any money or other property represented by those depositary shares, except in order to comply with mandatory provisions of applicable law. Holders who retain or acquire their depositary receipts after an amendment becomes effective will be deemed to have agreed to the amendment and will be bound by the amended deposit agreement.

The deposit agreement will automatically terminate if:

•	all outstanding depositary shares have been redeemed; or

•	a final distribution in respect of the shares of preferred stock has been made to the holders of depositary shares in connection with any liquidation, dissolution or winding up of us.

We may terminate the deposit agreement at any time, and the depositary will give notice of that termination to the record holders of all outstanding depositary receipts not less than 30 days before the termination date. In that event, the depositary will deliver or make available for delivery to holders of depositary shares, upon surrender of the depositary receipts evidencing the depositary shares, the number of whole or fractional shares of preferred stock as are represented by those depositary shares.

Charges of Depositary; Taxes and Other Governmental Charges

We will pay the fees, charges and expenses of the depositary provided in the deposit agreement to be payable by us. Holders of depositary receipts will pay any taxes and governmental charges and any charges provided in the deposit agreement to be payable by them, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts. If the depositary incurs fees, charges or expenses for which it is not otherwise liable at the election of a holder of a depositary receipt or other person, that holder or other person will be liable for those fees, charges and expenses.

Resignation and Removal of Depositary

The depositary may resign at any time by giving us notice, and we may remove or replace the depositary at any time. Resignations or removals will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.

Reports to Holders

We will deliver all required reports and communications to holders of the shares of preferred stock to the depositary. It will forward those reports and communications to the holders of depositary shares.

Limitation on Liability of the Depositary

The depositary will not be liable if it is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement. The obligations of the depositary under the deposit agreement will be limited to performance in good faith of its duties under the agreement, and it will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred stock unless satisfactory and reasonable protection from expenses and liability is furnished. This is called an indemnity. The depositary may rely upon written advice of counsel or accountants, upon information provided by holders of depositary receipts or other persons believed to be competent and upon documents believed to be genuine.

DESCRIPTION OF WARRANTS

We may issue, either separately or together with other securities, warrants for the purchase of any of our debt securities, depositary shares, preferred stock or common stock. Warrants may be issued independently or together with our debt securities, our depositary shares, our preferred stock or our common stock and may be attached to or separate from any offered securities. In addition to this summary, you should refer to the detailed provisions of the specific warrant agreement for complete terms of the warrants and the warrant agreement. Each warrant agreement will be between us and a banking institution organized under the laws of the United States or a state thereof. We will file the form of warrant agreement as an exhibit to a Current Report on Form 8-K before we issue the depositary shares.

The warrants will be evidenced by warrant certificates. Unless otherwise specified in the prospectus supplement, the warrant certificates may be traded separately from the debt securities, common stock, depositary shares or preferred stock, if any, with which the warrant certificates were issued. Warrant certificates may be exchanged for new warrant certificates of different denominations at the office of an agent that we will appoint. Until a warrant is exercised, the holder of a warrant does not have any of the rights of a holder of our debt securities, common stock, depositary shares or preferred stock and is not entitled to any payments on any debt securities, common stock, depositary shares or preferred stock issuable upon exercise of the warrants.

A prospectus supplement accompanying this prospectus relating to a particular series of warrants to issue debt securities, common stock, depositary shares or preferred stock will describe the terms of those warrants, including:

•	the title and the aggregate number of warrants;

•	the debt securities, common stock. depositary shares or preferred stock for which each warrant is exercisable;

•	the date or dates on which the right to exercise such warrants commence and expire;

•	the price or prices at which such warrants are exercisable;

•	the currency or currencies in which such warrants are exercisable;

•	the periods during which and places at which such warrants are exercisable;

•	the terms of any mandatory or optional call provisions;

•	the price or prices, if any, at which the warrants may be redeemed at the option of the holder or will be redeemed upon expiration;

•	the applicable United States federal income tax consequences;

•	the identity of the warrant agent;

•	the exchanges, if any, on which such warrants may be listed; and

•	any other terms of the warrants.

You will be able to exercise warrants by payment to our warrant agent of the exercise price, in each case in such currency or currencies as are specified in the warrant, and giving your identity and the number of warrants to be exercised. Once you pay our warrant agent and deliver the properly completed and executed warrant certificate to our warrant agent at the specified office, our warrant agent will, as soon as practicable, forward securities to you in authorized denominations or share amounts. If you exercise less than all of the warrants evidenced by your warrant certificate, you will be issued a new warrant certificate for the remaining amount of warrants.

PLAN OF DISTRIBUTION

We may sell any securities:

•	through underwriters or dealers;

•	through agents; or

•	directly to one or more purchasers.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale; or

•	at prices related to such prevailing market prices, or at negotiated prices.

For each series of securities, the prospectus supplement will set forth the terms of the offering including:

•	the initial public offering price;

•	the names of any underwriters, dealers or agents;

•	the purchase price of the securities;

•	our proceeds from the sale of the securities;

•	any underwriting discounts, agency fees, or other compensation payable to underwriters or agents;

•	any discounts or concessions allowed or reallowed or repaid to dealers; and

•	the securities exchanges on which the securities will be listed, if any.

If we use underwriters in the sale, they will buy the securities for their own account. The underwriters may then resell the securities in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale or thereafter. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if they purchase any securities. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. In connection with an offering, underwriters and selling group members and their affiliates may engage in transactions to stabilize, maintain or otherwise affect the market price of the securities in accordance with applicable law.

Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act.

If we use dealers in the sale, we will sell securities to such dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale. If we use agents in the sale, they will use their reasonable best efforts to solicit purchases for the period of their appointment. If we sell directly, no underwriters or agents would be involved. We are not making an offer of securities in any state that does not permit such an offer.

Underwriters, dealers and agents that participate in the securities distribution may be deemed to be underwriters as defined in the Securities Act. Any discounts, commissions, or profit they receive when they resell the securities may be treated as underwriting discounts and commissions under that Act. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including certain liabilities under the Securities Act, or to contribute with respect to payments that they may be required to make.

We may authorize underwriters, dealers or agents to solicit offers from certain institutions whereby the institution contractually agrees to purchase the securities from us on a future date at a specific price. This type of contract may be made only with institutions that we specifically approve. Such institutions could include banks, insurance companies, pension funds, investment companies and educational and charitable institutions. The underwriters, dealers or agents will not be responsible for the validity or performance of these contracts.

In connection with an offering of securities, the underwriters may purchase and sell securities in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment involves sales of securities in excess of the principal amount of securities to be purchased by the underwriters in an offering, which creates a short position for the underwriters. Covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions consist of certain bids or purchases of securities made for the purpose of preventing or retarding a decline in the market price of the securities while the offering is in progress. Any of these activities may have the effect of preventing or retarding a decline in the market price of the securities being offered. They may also cause the price of the securities being offered to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over -the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

The securities, other than the common stock, will be new issues of securities with no established trading market and unless otherwise specified in the applicable prospectus supplement, we may not list any series of the securities on any exchange. It has not presently been established whether the underwriters, if any, of the securities will make a market in the securities. If the underwriters make a market in the securities, such market making may be discontinued at any time without notice. No assurance can be given as to the liquidity of the trading market for the securities.

LEGAL MATTERS

The validity of the offered securities and other matters in connection with any offering of the securities will be passed upon for us by King & Spalding LLP. Any underwriters will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

The consolidated financial statements of the Company as of December 31, 2009 and 2008, and for each of the three years in the period ended December 31, 2009, incorporated in this Registration Statement by reference from the Company’s Current Report on Form 8-K dated June 7, 2010 and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports ((1) which report on the consolidated financial statements is incorporated by reference from the Company’s Current Report on Form 8-K dated June 7, 2010 and (2) which report on the effectiveness of the Company’s internal control over financial reporting at December 31, 2009 is incorporated by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2009). Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following sets forth the various expenses and costs (other than underwriting discounts) expected to be incurred in connection with the sale and distribution of the securities being registered. All of the amounts shown are estimated except for the registration fee of the SEC:

Registration Fee	$12,478
Rating Agency and Listing Fees	200,000
Printing Expenses	100,000
Legal Fees and Expenses	250,000
Accounting Fees and Expenses	100,000
Transfer Agent, Trustee and Depositary Fees and Expenses	50,000
Miscellaneous	12,522

Total	$725,000

Item 15.	Indemnification of Directors and Officers

Carmike Cinemas, Inc.

As permitted by Section 102(b)(7) of the Delaware General Corporation Law, (the “DGCL”), our amended and restated certificate of incorporation contains a provision that eliminates the personal liability of our directors for monetary damages for any breach of fiduciary duty as a director. Such provision, however, does not eliminate a director’s liability (i) for any breach of the director’s duty of loyalty to us or our stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) under Section 174 of the DGCL (in respect of certain unlawful dividend payments or stock purchases or redemptions); or (iv) for a transaction from which the director derived an improper personal benefit.

As permitted by Section 145 of the DGCL, our certificate of incorporation provides that we shall indemnify any and all persons whom we have the power to indemnify under the DGCL from and against any and all of the expenses, liabilities or other matters referred to in or covered by Section 145 of the DGCL, and the indemnification provided for in the certificate of incorporation shall not be deemed to be exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

Further, our by-laws provide that we shall indemnify our officers and directors to the fullest extent permitted by the DGCL upon a determination by a majority of the board of directors, by independent legal counsel in a written opinion or by the stockholders that the person seeking indemnification has acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests and had no reasonable cause to believe his conduct was unlawful. Any expenses incurred by a director or officer in defending or investigating a threatened or pending action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such director or officer is not entitled to be indemnified by us.

We may, to the extent authorized by the board of directors, provide rights to indemnification and to the advancement of expenses to our employees and agents similar to those conferred to our directors and officers as described above.

We have entered into indemnity agreements with our directors and certain executive officers. The indemnity agreements provide a contractual right to indemnification to the indemnities for certain expenses incurred due to actions, suits or other proceedings brought against them in their capacity as directors, officers, employees or agents of us or any of our subsidiaries.

We have insurance policies providing for indemnification of officers and directors against liabilities and expenses incurred by any of them in certain proceedings and under certain conditions, such as in the absence of fraud.

Other Registrants Incorporated in Delaware

The governing documents of each of the registrants incorporated in Delaware provide, in effect, that, to the fullest extent and under the circumstances permitted by Section 145 of the DGCL, each of the registrants incorporated in Delaware will indemnify any and all of its officers, directors, employees and agents. In addition, the Certificate of Incorporation of each of the registrants incorporated in Delaware relieves its directors from monetary damages to it or its stockholders for breach of such director’s fiduciary duty as a director to the fullest extent permitted by the DGCL. Under Section 102(b)(7) of the DGCL, a corporation may relieve its directors from personal liability to such corporation or its stockholders for monetary damages for any breach of their fiduciary duty as directors except (i) for a breach of the duty of loyalty, (ii) for failure to act in good faith, (iii) for intentional misconduct or knowing violation of law, (iv) for willful or negligent violations of certain provisions in the DGCL imposing certain requirements with respect to stock repurchases, redemptions and dividends, or (v) for any transactions from which the director derived an improper personal benefit.

Eastwynn Theatres, Inc.

Code of Alabama, 1975, Section 10-2B-8.51 and 10-2B-8.56 gives a corporation power to indemnify any person who was or is a party or is threatened to be made a named defendant or respondent in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal because he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) or reasonable expenses (including counsel fees) incurred in connection with such action, suit or proceeding if such person acted in good faith and in a manner he reasonably believed to be in the best interests of the corporation, when acting in his or her official capacity with the corporation, or, in all other cases, not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

The same Sections also give a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees) reasonably incurred by him in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner he reasonably believed to be in the best interests of the corporation, when acting in his or her official capacity with the corporation or, in all other cases, not opposed to the best interest of the corporation. No indemnification shall be made, however, in respect of any claim, issue or matter as to which such person officer, director, employee or agent shall have not met the applicable standard of conduct, if such person shall have been adjudged to be liable to the corporation in connection with a proceeding by or in the right of the corporation or, in connection with any other action, suit or proceeding charging improper personal benefit to such person, whether or not involving action in his or her official capacity, if such person was adjudged liable on the basis that personal benefit was improperly received by him, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Also, Section 10-2B-8.52 states that, to the extent that a director, officer, employee or agent of a corporation has been successful, on the merits or otherwise, in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, where he was a party because he or she is or was a director of the corporation, he shall be indemnified against reasonable expenses (including attorneys’ fees) incurred in connection therewith, notwithstanding that he has not been successful on any other claim, issue or matter in any such action, suit or proceeding.

The Articles of Incorporation and Bylaws of Eastwynn Theatres, Inc. provide for indemnification of directors and officers to the fullest extent of Alabama law.

GKC Indiana Theatres, Inc.

The Indiana Business Corporation Law (“BCL”), empowers an Indiana corporation to indemnify present and former directors, officers, employees or agents or any person who may have served at the request of the corporation as a director, officer, employee or agent of another corporation (“Eligible Persons”) against liability incurred in any proceeding, civil or criminal, in which the Eligible Person is made a party by reason of being or having been in any such capacity or arising out of his status as such, if the individual acted in good faith and reasonably believed that (a) the individual was acting in the best interests of the corporation, (b) if the challenged action was taken other than in the individual’s official capacity as an officer, director, employee or agent, the individual’s conduct was at least not opposed to the corporation’s best interests, or (c) if a criminal proceeding, either the individual had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful.

The BCL further empowers a corporation to pay or reimburse the reasonable expenses incurred by an Eligible Person in connection with the defense of any such claim including counsel fees, and, unless limited by its Articles of Incorporation, the corporation is required to indemnify a director or officer of the corporation against reasonable expenses if he or she is wholly successful in any such proceeding, on the merits or otherwise. Under certain circumstances, a corporation may pay or reimburse an Eligible Person for reasonable expenses prior to final disposition of the matter. Unless a corporation’s Articles of Incorporation otherwise provide, a director or officer of the corporation may apply for indemnification to a court which may order indemnification upon a determination that the director or officer is entitled to indemnification in view of all the relevant circumstances without regard to whether his or her actions satisfied the requisite standard of conduct.

Before a corporation may indemnify any Eligible Person against liability or reasonable expenses under the BCL, a quorum consisting of directors who are not parties to the proceeding must (1) determine that indemnification is permissible in the specific circumstances because an Eligible Person met the requisite standard of conduct, (2) authorize the corporation to indemnify the Eligible Person and (3) if appropriate, evaluate the reasonableness of expenses for which indemnification is sought. If it is not possible to obtain a quorum of uninvolved directors, the foregoing action may be taken by a committee of two or more directors who are not parties to the proceeding, special legal counsel selected by the Board of Directors or such a committee, or by the shareholders of the corporation.

In addition to the foregoing, the BCL states that the indemnification it provides shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any provision of the Articles of Incorporation, bylaws, resolution or other authorization adopted, after notice, by a majority vote of all the voting shares then issued and outstanding. The BCL also empowers an Indiana corporation to purchase and maintain insurance on behalf of any Eligible Person against any liability asserted against or incurred by him or her in any capacity as such, or arising out of his or her status as such, whether or not the corporation would have had the power to indemnify him or her against such liability.

The Articles of Incorporation and Bylaws of GKC Indiana Theatres, Inc. do not contain any provisions which limit or alter the indemnification provided for in the BCL.

Item 16.	Exhibits

The following exhibits are filed as part of this registration statement:

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

1.1*	Form of Underwriting Agreement for Common Stock.

1.2*	Form of Underwriting Agreement for Depositary Shares.

1.3*	Form of Underwriting Agreement for Preferred Stock.

1.4*	Form of Underwriting Agreement for Debt Securities.

3.1	Amended and Restated Certificate of Incorporation of Carmike Cinemas, Inc. (filed as Exhibit 3.1 to Carmike’s Amendment to Form 8-A filed January 31, 2002 and incorporated herein by reference).

3.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Carmike Cinemas, Inc. (filed as Exhibit 3.1 to Carmike’s Current Report on Form 8-K filed on May 20, 2010 and incorporated herein by reference).

3.3	Amended and Restated By-Laws of Carmike Cinemas, Inc. (filed as Exhibit 3.1 to Carmike’s Current Report on Form 8-K filed on January 22, 2009 and incorporated herein by reference).

4.1	Form of Indenture.

4.2*	Form of Warrant Agreement.

4.3*	Form of Deposit Agreement.

5.1	Opinion of King & Spalding LLP.

12.1	Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of King & Spalding LLP (included as part of Exhibit 5.1).

23.2	Consent of Deloitte & Touche LLP.

24.1	Powers of Attorney (included on signature page).

25.1†	Statement of Eligibility of Trustee on Form T-1 under the Indenture.

*	To be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference or by pre-effective or post-effective amendment.
†	To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement. Provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(a) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

5. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefits plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

7. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

8. To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Georgia, on June 8, 2010.

CARMIKE CINEMAS, INC.

By:	/S/ S. DAVID PASSMAN III
Name:	S. David Passman III
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints S. David Passman III, Richard B. Hare and Lee Champion, and each of them, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all such capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, as well as any registration statement (or amendment thereto) related to this registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on the date indicated above.

Signature	Title

/S/ S. DAVID PASSMAN III	President, Chief Executive Officer and Director
S. David Passman III	(Principal Executive Officer)

/S/ RICHARD B. HARE	Senior Vice President—Finance, Treasurer and
Richard B. Hare	Chief Financial Officer
(Principal Financial Officer)

/S/ PAUL G. REITZ	Assistant Vice President and Chief Accounting Officer
Paul G. Reitz	(Principal Accounting Officer)

/S/ JEFFREY W. BERKMAN	Director
Jeffrey W. Berkman

/S/ JAMES A. FLEMING	Director
James A. Fleming

/S/ ALAN J. HIRSCHFIELD	Director
Alan J. Hirschfield

/S/ ROLAND C. SMITH	Chairman of the Board of Directors
Roland C. Smith

/S/ FRED W. VAN NOY	Senior Vice President, Chief Operating Officer and Director
Fred W. Van Noy

/S/ PATRICIA A. WILSON	Director
Patricia A. Wilson

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Georgia, on June 8, 2010.

EASTWYNN THEATRES, INC.

/S/ S. DAVID PASSMAN III
Name:	S. David Passman III
Title:	Director, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints S. David Passman III, Richard B. Hare and Lee Champion, and each of them, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all such capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, as well as any registration statement (or amendment thereto) related to this registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on the date indicated above.

Signature	Title

/S/ S. DAVID PASSMAN III	Director, President and Chief Executive Officer
S. David Passman III	(Principal Executive Officer)

/S/ RICHARD B. HARE	Director, Senior Vice President—Finance, Treasurer and
Richard B. Hare	Chief Financial Officer
(Principal Financial Officer
and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Georgia, on June 8, 2010.

GEORGE G. KERASOTES CORPORATION

/S/ S. DAVID PASSMAN III
Name:	S. David Passman III
Title:	Director, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints S. David Passman III, Richard B. Hare and Lee Champion, and each of them, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all such capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, as well as any registration statement (or amendment thereto) related to this registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on the date indicated above.

Signature	Title

/S/ S. DAVID PASSMAN III	Director, President and Chief Executive Officer
S. David Passman III	(Principal Executive Officer)

/S/ RICHARD B. HARE	Director, Senior Vice President—Finance, Treasurer and
Richard B. Hare	Chief Financial Officer
(Principal Financial Officer
and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Georgia, on June 8, 2010.

GKC INDIANA THEATRES, INC.

By:	/S/ S. DAVID PASSMAN III
Name:	S. David Passman III
Title:	Director, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints S. David Passman III, Richard B. Hare and Lee Champion, and each of them, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all such capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, as well as any registration statement (or amendment thereto) related to this registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on the date indicated above.

Signature	Title

/S/ S. DAVID PASSMAN III	Director, President and Chief Executive Officer
S. David Passman III	(Principal Executive Officer)

/S/ RICHARD B. HARE	Director, Senior Vice President—Finance, Treasurer and
Richard B. Hare	Chief Financial Officer
(Principal Financial Officer
and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Georgia, on June 8, 2010.

GKC MICHIGAN THEATRES, INC.

By:	/S/ S. DAVID PASSMAN III
Name:	S. David Passman III
Title:	Director, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints S. David Passman III, Richard B. Hare and Lee Champion, and each of them, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all such capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, as well as any registration statement (or amendment thereto) related to this registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on the date indicated above.

Signature	Title

/S/ S. DAVID PASSMAN III	Director, President and Chief Executive Officer
S. David Passman III	(Principal Executive Officer)

/S/ RICHARD B. HARE	Director, Senior Vice President—Finance, Treasurer and
Richard B. Hare	Chief Financial Officer
(Principal Financial Officer
and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Georgia, on June 8, 2010.

GKC THEATRES, INC.

By:	/S/ S. DAVID PASSMAN III
Name:	S. David Passman III
Title:	Director, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints S. David Passman III, Richard B. Hare and Lee Champion, and each of them, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all such capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, as well as any registration statement (or amendment thereto) related to this registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on the date indicated above.

Signature	Title

/S/ S. DAVID PASSMAN III	Director, President and Chief Executive Officer
S. David Passman III	(Principal Executive Officer)

/S/ RICHARD B. HARE	Director, Senior Vice President—Finance, Treasurer and
Richard B. Hare	Chief Financial Officer
(Principal Financial Officer
and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Georgia, on June 8, 2010.

MILITARY SERVICES, INC.

By:	/S/ LEE CHAMPION
Name:	Lee Champion
Title:	Director and President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints S. David Passman III, Richard B. Hare and Lee Champion, and each of them, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all such capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, as well as any registration statement (or amendment thereto) related to this registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on the date indicated above.

Signature	Title

/S/ LEE CHAMPION	Director and President
Lee Champion	(Principal Executive Officer)

/S/ RICHARD B. HARE	Senior Vice President—Finance, Treasurer
Richard B. Hare	and Chief Financial Officer
(Principal Financial Officer
and Principal Accounting Officer)